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                                 EXHIBIT 10.8

                          DIRECTOR EMERITUS PROGRAM


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                                TEHAMA BANCORP
                          DIRECTOR EMERITUS PROGRAM

     The Board of Directors of Tehama Bancorp, with the desire to retain for the benefit of the corporation the knowledge and experience of its retiring and former members, does hereby establish on the following terms and conditions the Tehama Bancorp Director Emeritus Program (the "Program"):

1.  BYLAWS. The bylaws of the corporation and of Tehama Bank (the
"Bank") provide that no person (excepting for a limited period one current board member) shall be elected a director of the corporation or the Bank who shall have attained seventy (70) years of age. The continuation of this policy is an assumption of the Program.

2. ELIGIBILITY. The following categories of directors shall be eligible to participate in the Program: (a) any director of the corporation who shall have served continuously for at least ten years as a director of the corporation and/or the Bank prior to retirement pursuant to Section 1 of this Program, provided that the Board of Directors may waive this condition in any case; and (b) any former director of the Bank whom the Board of Directors shall approve. No director or former director shall become a Director Emeritus except by approval of the Board of Directors in its discretion.

3. DUTIES. A Director Emeritus shall (a) represent and promote the goodwill of the corporation and the Bank in his or her community, (b) promote the continued profitability of the corporation and the Bank by endeavoring, among other things, to make monthly promotional calls on customers and prospective customers of the Bank, (c) maintain communication with management by meeting twice annually with the President and Chairman of the Board of the corporation at their invitation, (d) provide industry consultation in his or her field of expertise, business or profession, and (e) comply with all written policies of the corporation or the Bank applicable to his or her activities as a Director Emeritus or otherwise. A director Emeritus shall not participate in establishing or administering policy of the corporation or the Bank.

4. ACCESS TO INFORMATION. The Board of Directors authorizes management to provide to each Director Emeritus sufficient information to assure that he or she will be reasonably informed in order to carry out the duties of a Director Emeritus described in this Program, provided that a Director Emeritus shall not have the status of a director of a corporation under California law and shall not be entitled generally to request or obtain such confidential information regarding the corporation and the Bank and their business, financial condition and operations as is customarily and in the ordinary course of business provided to directors of the corporation or the Bank. A Director Emeritus shall not be entitled to attend meetings of the board of directors or committees of the corporation or the Bank, except by invitation approved by the full board of directors.

5. COMPENSATION. In its discretion, and subject to Section 7 below, the Board of Directors may approve at the commencement of each year of the term of a Director Emeritus annual compensation (payable in monthly installments) not to exceed ten times the monthly fee (exclusive of fees paid for committee membership or attendance) paid to the Director Emeritus

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Tehama Bancorp
Director Emeritus Program
Page 3

during his or her last full year of service as a director, provided that, (a) the annual compensation paid to a Director Emeritus may not exceed ten times the current monthly fee (exclusive of fees paid for committee membership or attendance) paid to active directors of the corporation; (b) in its discretion the Board of Directors may elect to compensate a Director Emeritus who is a former director annually an amount not to exceed ten times the current monthly fee (exclusive of fees paid for committee membership or attendance) paid to active directors of the corporation; and (c) no fees for service as a Director Emeritus shall be paid to any director who is compensated pursuant to a Salary Continuation Agreement with the corporation or the Bank.

6. TERM. Subject to acknowledgement and acceptance of this Program by the Director Emeritus, his or her term shall commence with the effective date of his or her approval as a Director Emeritus by the Board of Directors and shall extend initially for one year from such date. The Board of Directors shall annually review the status of each Director Emeritus prior to expiration of his or her current term of service and, in its discretion, may terminate or extend the term of service of any Director Emeritus for successive one-year periods. The maximum term of service of a Director Emeritus shall not exceed five (5) years.

7. AUTHORITY OF BOARD OF DIRECTORS. The Board of Directors retains full authority to modify or terminate this Program at any time and in any manner at its will.

Accepted and acknowledged:


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          Director Emeritus                          Date


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          Chairman of the Board                      Date